INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-52272 of Cova Variable Annuity Account One of Cova Financial Services Life Insurance Company on Form N-4 of our report dated February 22, 2001 relating to the consolidated financial statements of Cova Financial Services Life Insurance Company (the Company) (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Annuity Account One, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

                                        /s/DELOITTE & TOUCHE LLP

Chicago, Illinois
March 29, 2001



                         Consent of Independent Auditors




The Board of Directors
Cova Financial Services Life Insurance Company


We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account One dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, File No. 333-52272) of Cova Variable Annuity Account One.



                                             /s/KPMG LLP
                                             --------------------
                                              KPMG LLP


Chicago, Illinois
March 30, 2001